Exhibit 99.1

NEWS RELEASE: May 4, 2006	Contact:	Heather Beshears
Vice President,
Corporate Communications
InPlay Technologies, Inc.
Tel: 480.586.3357
Heather@InPlayTechnologies.com

InPlay Technologies Announces Results for First Quarter 2006

PHOENIX, Ariz. (May 4, 2006) – InPlay Technologies (NASDAQ: NPLA) today announced financial results for the three months ended March 31, 2006.

InPlay reported a net loss of $532,000, or $0.05 per share for the three months ended March 31, 2006 compared to a net loss of $412,000, or $0.04 per share, for the three months ended March 31, 2005.

Revenue for the first quarter of 2006 was $1.72 million, compared to $207,000 in the same period during 2005. Revenue during the quarter included approximately $1.57 million from FinePoint operations and approximately $0.15 million from Duraswitch operations.

FinePoint revenue was generated primarily from sales of its MagicPoint® digital stream signaling pen technology to one major computer customer for its tablet PC products. At March 31, 2006 FinePoint had open purchase orders from this customer totaling $216,000. Subsequent to March 31 and through April 30, 2006, FinePoint received an additional $1.5 million in purchase orders from this customer for immediate production.

Bob Brilon, InPlay CEO, said, “As expected, revenue from our FinePoint subsidiary was lower in the first quarter after a significant ramp up in production during the fourth quarter 2005. The continued success of our OEM customer’s tablet PC program is expected to drive a significant demand for our patented technology. This initial launch has also opened doors to additional OEMs with high-volume opportunities.”

Consolidated gross profit for the three month period ended March 31, 2006 was 27%, including 24% for FinePoint and 60% for Duraswitch. InPlay expects that gross profit will continue to fluctuate quarter to quarter.

Total operating expenses for the three months ended March 31, 2006 were $1.0 million compared to $587,000 for the same period in 2005. Operating expenses included $156,000 for the Duraswitch segment, $446,000 for the FinePoint segment and $427,000 in corporate expenses.

“Operating expenses, which include SG&A and R&D, for the quarter are in the relative range that we would expect going forward,” Brilon continued.

InPlay Technologies reported cash of $2.3 million and restricted short term investments of $0.4 million at March 31, 2006.

“Our focus this year continues to be on securing additional OEM customers for our FinePoint technologies, and supporting our Duraswitch licensees in their efforts toward new design wins using our switch technologies,” concluded Brilon.

Conference Call

InPlay Technologies will host a conference call today at 5:00 p.m. Eastern Time. The conference call will be webcast and may be accessed by dialing 800-803-5267, or +1-706-643-0135 for international callers, a few minutes prior to the scheduled start time. The conference ID is 8663198. The webcast is available on the InPlay Technologies website, www.InPlayTechnologies.com, in the investor relations section.

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          Those unable to participate in the live call can listen to the audio replay through May 5, 2006, at 800-642-1687, or +1-706-645-9291.  A webcast replay will be available on the InPlay Technologies website through June 30, 2006.

          About InPlay Technologies

          InPlay Technologies markets and licenses proprietary emerging technologies.  InPlay recently expanded its portfolio of technologies with the acquisition of FinePoint Innovations, a developer of pen computing products for tablet PCs and computer peripherals.  FinePoint’s digital solution is the computing pen and digitizer for a major computer OEM’s newly launched line of convertible notebooks.  The company was founded to commercialize its internally developed Duraswitch electronic switch technologies and has executed license agreements with switch manufacturers and OEMs worldwide. Today, Duraswitch patented technologies are in the controls of a wide range of commercial and industrial applications.  InPlay Technologies is focused on further commercialization of these technologies and leveraging its licensing model with additional, innovative technologies.  Visit www.inplaytechnologies.com for more information.

          This news release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include statements regarding our estimation for the potential production for FinePoint technologies, our expectations for operating expenses going forward, and our ability to secure additional OEM customers using our FinePoint technologies and support Duraswitch licensees in their efforts toward new design wins.  Risks and uncertainties that could cause results to differ materially from those projected include lack of market acceptance of our technologies, unanticipated expenses related to protecting our intellectual property, increased sales and marketing expenses, loss of purchase orders, or other unforeseen difficulties related to manufacturing our technologies and other uncertainties described from time to time in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on March 17, 2006.  These forward-looking statements represent our beliefs as of the date of this press release and we disclaim any intent or obligation to update these forward-looking statements.

INPLAY TECHNOLOGIES, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,

	2006	2005

NET REVENUE:
FinePoint	$1,565,369	$—
Duraswitch:
Related party - Delphi	—	102,345
Non-related parties	152,626	104,304
Total net revenue	1,717,995	206,649
COST OF GOODS SOLD:
FinePoint	1,190,016	—
Duraswitch	61,768	45,697
Total cost of goods sold	1,251,784	45,697
Gross profit	466,211	160,952
OPERATING EXPENSES:
Selling, general and administrative	716,778	462,331
Research, development and commercial application engineering	311,899	124,499
Total operating expenses	1,028,677	586,830
LOSS FROM OPERATIONS	(562,466)	(425,878)
OTHER INCOME - Net	30,075	14,103
NET LOSS	$(532,391)	$(411,775)
NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.05)	$(0.04)
WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	11,481,512	9,614,673

INPLAY TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2006	December 31, 2005

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,285,086	$4,022,734
Restricted short-term investment	400,000	400,000
Accounts receivable	975,112	1,460,169
Inventory	1,851,186	1,311,077
Prepaid expenses and other current assets	113,019	87,071
Total current assets	5,624,403	7,281,051
PROPERTY AND EQUIPMENT - Net	605,423	557,145
GOODWILL	1,321,240	1,321,240
PATENTS - Net	1,369,783	1,389,153
OTHER ASSETS	19,299	19,299
TOTAL ASSETS	$8,940,148	$10,567,888
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,001,723	$1,496,780
Accrued salaries and benefits	318,212	510,794
Other accrued expenses and other current liabilities	365,665	539,786
Deferred licensing revenue - other	70,154	82,879
Current portion notes payable and capital leases	7,430	165,914
Total current liabilities	1,763,184	2,796,153
LONG-TERM LIABILITIES:
Other non-current liabilities	9,137	11,465
Total liabilities	1,772,321	2,807,618
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, no par value, 10,000,000 shares authorized, no shares issued and outstanding in 2006 and 2005	—	—
Common stock, $.001 par value, 40,000,000 shares authorized in 2006 and 2005, 11,481,512 shares issued and outstanding in 2006 and 2005	11,482	11,482
Additional paid-in capital	31,313,240	31,373,292
Accumulated deficit	(24,156,895)	(23,624,504)
Total stockholders’ equity	7,167,827	7,760,270
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,940,148	$10,567,888

SOURCE  InPlay Technologies, Inc.
           -0-                                                  05/04/2006
           /CONTACT:  Heather Beshears, Vice President, Corporate Communications, InPlay Technologies, Inc., +1-480-586-3357, Heather@InPlayTechnologies.com/
           /Web site:  http://www.inplaytechnologies.com /
           (NPLA)